UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             October 23, 2013

EQUIFAX INC.

 (Exact Name of Registrant as Specified in Charter)

Georgia	001-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:         (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Subsequent to our October 23, 2013 filing on Form 8-K furnishing our third-quarter 2013 earnings release, we made a correction to the purchase price allocation related to our December 28, 2012 acquisition of certain credit services business assets and operations of CSC Credit Services Inc. (CSC Credit Services Acquisition), which had the effect of increasing amortizable acquisition-related intangible assets and reducing non-amortizable acquisition-related intangible assets. As a result of the adjustments made to our Consolidated Balance Sheet, additional amortization expense of $7.7 million ($4.8 million, net of tax) was recorded in the third quarter of 2013, to adjust year-to-date amortization expense to an amount consistent with the amortizing of the adjusted purchased intangible assets since the date of the CSC Credit Services Acquisition. A reconciliation of certain balances from the Consolidated Statements of Income in the Form 8-K filed on October 23, 2013 to the corresponding balances in the Form 10-Q filed on November 6, 2013 is presented in Exhibit 99.1. The adjustment had no impact to cash provided by operating activities, or, on a non-GAAP basis, to adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, net of associated tax impacts. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is presented in the Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Reconciliation of certain Consolidated Statements of Income balances and non-GAAP financial measures reconciliation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Lee Adrean
	Name:	Lee Adrean
	Title:	Corporate Vice President and Chief Financial Officer

Date: November 6, 2013

3

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Reconciliation of certain Consolidated Statements of Income balances and non-GAAP financial measures reconciliation.

4